Exhibit 99.1

                             Joint Filing Agreement

         In accordance with Rule 13d-1(k) under the Securities Exchange Act, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Sentra Consulting Corp. and that this Agreement be included as an Exhibit to such joint filing.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 27th day of December, 2007.


                                                     /s/ David Neuberg
                                                     ---------------------------
                                                     Name: David Neuberg


                                                     /s/ Benjamin Neuberg
                                                     ---------------------------
                                                     Name: Benjamin Neuberg


                                                     /s/ Ira Neuberg
                                                     ---------------------------
                                                     Name: Ira Neuberg